Exhibit 99.1

Energy Recovery Reports its First Quarter 2024 Financial Results

SAN LEANDRO, Calif. - May 1, 2024 – Energy Recovery, Inc. (Nasdaq:ERII) (“Energy Recovery” or the “Company”) today announced its financial results for the first quarter ended March 31, 2024.

First Quarter Highlights
•Revenue of $12.1 million, which is in-line with our February 2024 guidance.
•Gross margin of 59.0%, a decrease of 190 bps, as compared to Q1’2023, due primarily to higher manufacturing costs and an increase in inventory scrap.
•Operating expenses of $18.1 million, an increase of 11%, as compared to Q1’2023, due primarily to increased investments within sales and marketing and Executive transition costs.
•Loss from operations of $10.9 million, mainly due to lower revenues and gross margin as previously guided.
•Net loss of $8.3 million and adjusted EBITDA(1) loss of $6.2 million.
•Cash and investments of $129.5 million, which include cash, cash equivalents, and short- and long-term investments.

David Moon, President and CEO, commented on the financial results: “The first quarter was a busy one for us and played out as we expected. Q1 revenue of $12.1 million was in line with our guidance of $10-$13 million, and based on the visibility we have today, we expect to be in-line with our full year revenue guidance of $140-$150 million. As of today, we have signed contracts with potential revenue opportunity equal to 60% of the mid-point of our 2024 guidance, which represents an increase of 26% over the same period in 2023.”

Mr. Moon added, “In our CO2 business, we completed a successful 30-day field test in Europe of our next generation PX G1300, as well as successful testing of our latest system architecture with Vallarta, our partner in California. We are now in the process of commissioning multiple new deployments at existing and new customer sites for this summer, which will provide the key uninterrupted summer runtime data that is vital for us to begin significant commercial adoption of the PX G1300. As we look out to the remainder of the year, my top priority is to execute on the goals and milestones laid out for this year.”

Financial Highlights

	Year-to-Date
	2024	2023	2024 vs. 2023
	(In millions, except net loss per share, percentages and basis points)
Revenue	$12.1	$13.4	down 10%
Gross margin	59.0%	60.9%	down 190 bps
Operating margin	(90.4%)	(60.5%)	NM
Net loss	($8.3)	($6.3)	down 31%
Net loss per share	($0.14)	($0.11)	down 27%
Effective tax rate	13.5%	15.5%
Cash provided by operations	$6.5	$8.7

Non-GAAP Financial Highlights (1)

	Year-to-Date
	2024	2023	2024 vs. 2023
	(In millions, except adjusted net loss per share, percentages and basis points)
Adjusted operating margin	(59.4%)	(43.3%)	NM
Adjusted net loss	($4.6)	($4.5)	down 4%
Adjusted net loss per share	($0.08)	($0.08)	no change
Adjusted effective tax rate	19.8%	13.0%
Adjusted EBITDA	($6.2)	($4.8)
Free cash flow	$5.7	$8.4

(1)Refer to the sections “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” for definitions of our non-GAAP financial measures and reconciliations of GAAP to non-GAAP amounts, respectively.
NM    Not Material

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including expectations regarding revenue guidance for the year and potential new deployments. These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include risks relating to the future demand for the Company’s products, risks relating to performance by our customers and third-party partners, risks relating to the timing of revenue, and any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2023, as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including adjusted operating margin, adjusted net loss, adjusted net loss per share, adjusted effective tax rate, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Notes to the Financial Results
•Adjusted operating margin is a non-GAAP financial measure that the Company defines as loss from operations which excludes i) share-based compensation; and ii) executive transition costs, divided by revenues.
•Adjusted net loss is a non-GAAP financial measure that the Company defines as net income which excludes i) share-based compensation; ii) executive transition costs; and iii) the applicable tax effect of the excluded items including the share-based compensation discrete tax item.
•Adjusted net loss per share is a non-GAAP financial measure that the Company defines as net loss, which excludes i) share-based compensation; ii) executive transition costs and iii) the applicable tax effect of the excluded items including the share-based compensation discrete tax item, divided by basic shares outstanding.
•Adjusted effective tax rate reflects adjustments for i) share-based compensation discrete tax item; ii) share-based compensation; and iii) executive transition costs.
•Adjusted EBITDA is a non-GAAP financial measure that the Company defines as net loss which excludes i) depreciation and amortization; ii) share-based compensation; iii) executive transition costs; iv) other income, net, such as interest income and other non-operating income (expense), net; and v) benefit from income taxes.
•Free cash flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities less capital expenditures.

Conference Call to Discuss First Quarter 2024 Financial Results
LIVE CONFERENCE CALL:
Wednesday, May 1, 2024, 2:00 PM PT / 5:00 PM ET
Listen-only, US / Canada Toll-Free: +1 (877) 709-8150
Listen-only, Local / International Toll: +1 (201) 689-8354

CONFERENCE CALL REPLAY:
Expiration: Friday, May 31, 2024
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13745736

Investors may access the live call and the replay (approximately three hours after the live call concludes) over the internet on the “Events” page at: https://ir.energyrecovery.com/news-events/ir-calendar.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery
Energy Recovery (Nasdaq: ERII) is a trusted global leader in energy efficiency technology. Building on the Company’s pressure exchanger technology platform, the Company designs and manufactures reliable, high-performance solutions that generate cost savings and increase energy efficiency across several industries. With a strong foundation in the desalination industry, the Company has delivered transformative solutions that optimize operations and deliver positive environmental impact to its customers worldwide for more than 30 years. Headquartered in the San Francisco Bay Area, the Company has manufacturing and research and development facilities across California and Texas with sales and on-site technical support available globally. To learn more, visit https://energyrecovery.com/.

Contact
Investor Relations
ir@energyrecovery.com
+1 (346) 382-6927

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2024	December 31, 2023
	(In thousands)
ASSETS
Cash, cash equivalents and investments	$129,495	$122,375
Accounts receivable and contract assets	25,647	47,529
Inventories, net	31,671	26,149
Prepaid expenses and other assets	3,696	3,251
Property, equipment and operating leases	28,927	30,168
Goodwill	12,790	12,790
Deferred tax assets and other assets	12,039	10,712
TOTAL ASSETS	$244,265	$252,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$11,834	$18,583
Contract liabilities and other liabilities, non-current	3,581	1,304
Lease liabilities	12,813	13,279
Total liabilities	28,228	33,166

Stockholders’ equity	216,037	219,808
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$244,265	$252,974

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(In thousands, except per share data)
Revenue	$12,090	$13,401
Cost of revenue	4,955	5,246
Gross profit	7,135	8,155

Operating expenses
General and administrative	7,566	7,066
Sales and marketing	6,152	4,894
Research and development	4,351	4,306
Total operating expenses	18,069	16,266
Loss from operations	(10,934)	(8,111)
Other income, net	1,389	656
Loss before income taxes	(9,545)	(7,455)
Benefit from income taxes	(1,285)	(1,159)
Net loss	$(8,260)	$(6,296)

Net loss per share
Basic	$(0.14)	$(0.11)
Diluted	$(0.14)	$(0.11)

Number of shares used in per share calculations
Basic	57,102	56,228
Diluted	57,102	56,228

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(In thousands)
Cash flows from operating activities:
Net loss	$(8,260)	$(6,296)
Non-cash adjustments	3,300	2,539
Net cash provided by operating assets and liabilities	11,457	12,414
Net cash provided by operating activities	6,497	8,657

Cash flows from investing activities:
Net investment in marketable securities	(4,249)	1,364
Capital expenditures	(824)	(279)
Proceeds from sales of fixed assets	87	82
Net cash (used in) provided by investing activities	(4,986)	1,167

Cash flows from financing activities:
Net proceeds from issuance of common stock	1,190	165
Net cash provided by financing activities	1,190	165

Effect of exchange rate differences	(19)	8
Net change in cash, cash equivalents and restricted cash	$2,682	$9,997
Cash, cash equivalents and restricted cash, end of period	$70,907	$66,455

ENERGY RECOVERY, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

Channel Revenue

	Three Months Ended March 31,
	2024	2023	vs. 2023
	(In thousands, except percentages)
Aftermarket	$4,644	$3,322	up 40%
Megaproject	4,100	3,243	up 26%
Original equipment manufacturer	3,346	6,836	down 50%
Total revenue	$12,090	$13,401	down 9%
Segment Activity

	Three Months Ended March 31, 2024				Three Months Ended March 31, 2023
	Water	Emerging Technologies	Corporate	Total	Water	Emerging Technologies	Corporate	Total
	(In thousands)
Revenue	$12,089	$1	$—	$12,090	$13,296	$105	$—	$13,401
Cost of revenue	4,954	1	—	4,955	5,101	145	—	5,246
Gross profit (loss)	7,135	—	—	7,135	8,195	(40)	—	8,155

Operating expenses
General and administrative	1,922	1,018	4,626	7,566	1,938	968	4,160	7,066
Sales and marketing	3,745	1,807	600	6,152	3,175	1,170	549	4,894
Research and development	1,100	3,251	—	4,351	1,180	3,126	—	4,306
Total operating expenses	6,767	6,076	5,226	18,069	6,293	5,264	4,709	16,266
Operating income (loss)	$368	$(6,076)	$(5,226)	$(10,934)	$1,902	$(5,304)	$(4,709)	$(8,111)

Share-based Compensation

	Three Months Ended March 31,
	2024	2023
	(In thousands)
Stock-based compensation expense charged to:
Cost of revenue	$343	$249
General and administrative	1,407	960
Sales and marketing	1,010	698
Research and development	523	397
Total stock-based compensation expense	$3,283	$2,304

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1)
(Unaudited)

This press release includes certain non-GAAP financial information because we plan and manage our business using such information. The following table reconciles the GAAP financial information to the non-GAAP financial information.

	Year-to-Date
	Q1'2024	Q1'2023
	(In millions, except shares, per share and percentages)
Operating margin	(90.4%)	(60.5%)
Share-based compensation	27.2	17.2
Executive transition costs	3.9	—
Adjusted operating margin	(59.4%)	(43.3%)

Net loss	$(8.3)	$(6.3)
Share-based compensation (2)	3.3	2.3
Executive transition costs (2)	0.4	—
Share-based compensation discrete tax item	(0.1)	(0.5)
Adjusted net loss	$(4.6)	$(4.5)

Net loss per share	$(0.14)	$(0.11)
Adjustments to net loss per share (3)	0.06	0.03
Adjusted net loss per share	$(0.08)	$(0.08)

Effective tax rate	13.5%	15.5%
Adjustments to effective tax rate (3)	6.4	(2.5)
Adjusted effective tax rate	19.8%	13.0%

Net loss	$(8.3)	$(6.3)
Share-based compensation	3.3	2.3
Depreciation and amortization	1.0	1.0
Executive transition costs	0.5	—
Other income, net	(1.4)	(0.7)
Benefit from income taxes	(1.3)	(1.2)
Adjusted EBITDA	$(6.2)	$(4.8)

Free cash flow
Net cash provided by operating activities	$6.5	$8.7
Capital expenditures	(0.8)	(0.3)
Free cash flow	$5.7	$8.4

(1)Amounts may not total due to rounding.
(2)Amounts presented are net of tax.
(3)Refer to the sections “Use of Non-GAAP Financial Measures” for description of items included in adjustments.